SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2007

Wells Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-25739	58-2328421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of Principal Executive Offices)                                                 (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On February 12, 2007, Douglas P. Williams, the Executive Vice President, Secretary and Treasurer of Wells Real Estate Investment Trust, Inc. (the “Registrant”), and Randall D. Fretz, the Senior Vice President of the Registrant, notified the board of directors of the Registrant of their intent to resign their positions as executive officers of the Registrant at the time of and conditioned upon the closing of the pending merger among the Registrant and certain affiliates of Wells Real Estate Funds, Inc., the parent of the Registrant’s external advisors (the “Merger”). The Merger is subject to a number of closing conditions, including, among others, the approval of the stockholders of the Registrant.

Item 8.01	Other Events

On February 14, 2007, the Registrant intends to make available to stockholders on its website (www.wellsreit.com) a video presentation describing (i) the potential merger of the Registrant with its external advisors, and (ii) an upcoming proxy solicitation of the Registrant’s stockholders. The script of the video presentation is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

99.1 Script of video presentation

Exhibit Number	Exhibit Title

99.1	Script of video presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President

Date: February 14, 2007

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INDEX TO EXHIBIT

Exhibit Number	Exhibit Title

99.1	Script of video presentation